UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2016 (June 29, 2016)

American Realty Capital Healthcare Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55625	38-3930747
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Special Committee of the Board

American Realty Capital Healthcare Trust III, Inc. (the “Company”) previously announced that its board of directors, led by its independent directors, has initiated a strategic review process to identify, examine, and consider a range of strategic alternatives available to the Company with the objective of maximizing shareholder value. The board of directors established a special committee comprised of its independent directors (the “Special Committee”) to conduct a review of strategic alternatives and address any potential conflicts of interest. The Special Committee has also engaged SunTrust Robinson Humphrey, Inc. as its independent financial advisor and retained Shapiro Sher Guinot and Sandler, P.A. as special independent legal counsel in connection with such strategic review process.

In response to the receipt of an unsolicited proposal (the “Proposal”) from an entity (the “Proposing Entity”) sponsored by an affiliate of the Company’s sponsor relating to a potential strategic transaction with the Proposing Entity (the “Proposed Transaction”), the Special Committee and its financial advisors have engaged in discussions with a special committee formed by the Proposing Entity (and its financial advisor) and with others. Although these discussions have progressed since the receipt of the Proposal, they have not resulted in a definitive agreement with any party. The board of directors has not made a decision to enter into any transaction at this time, and there can be no assurance that the discussions and evaluation will result in a definitive agreement or that any such transaction would be approved by the Company’s stockholders. The Company does not intend to provide updates on the discussions or negotiations regarding the Proposal unless or until it determines that further disclosure is appropriate or required based on the then-current facts and circumstances.

Amendments to Share Repurchase Program

On June 29, 2016, in consideration of the strategic review process and the Proposed Transaction, the board of directors of the Company determined to amend the Company’s existing share repurchase program (the “SRP” and the “SRP Amendment”) to provide, solely for calendar year 2016, for a nine-month repurchase period ending September 30, 2016 and a three-month repurchase period ending December 31, 2016, instead of two semi-annual periods ending June 30 and December 31. The annual limit on repurchases under the SRP remains unchanged and continues to be limited to a maximum of 5.0% of the weighted average number of shares of common stock of the Company outstanding during its prior fiscal year (the “2015 Outstanding Shares”) and is subject to the terms and limitations set forth in the SRP. Accordingly, the nine-month repurchase period ending September 30, 2016 will be limited to a maximum of 3.75% of the 2015 Outstanding Shares and the three-month repurchase period ending December 31, 2016 will be limited to a maximum of 1.25% of the 2015 Outstanding Shares, and in each case will continue to be subject to the terms and conditions set forth in the SRP, as amended. Following calendar year 2016, the repurchase periods would return to two semi-annual periods and applicable limitations set forth in the SRP. The SRP Amendment also provides, for calendar year 2016 only, that any amendments, suspensions or terminations of the SRP will become effective on the day following the Company’s public announcement of such amendments, suspension or termination. The SRP Amendment will become effective on July 30, 2016 and will only apply to repurchase periods in calendar year 2016.

Except as set forth in the SRP Amendment, all other terms and conditions of the SRP continue to apply. As provided for in the SRP, stockholders who have previously submitted a repurchase request, or stockholders who submit a repurchase request in the future, will continue to have the ability to cancel their repurchase requests by notifying a customer service representative on or prior to September 30, 2016 and December 31, 2016, the last days of the 2016 repurchase periods. Otherwise, as outlined in the SRP, if a repurchase request is not cancelled prior to the end of the repurchase period, a stockholder would be contractually bound to the repurchase and would not be permitted to cancel the repurchase request prior to the payment of repurchase proceeds.

The foregoing summary of the SRP Amendment is qualified by the text of the SRP Amendment, which is filed as Exhibit 99.1 to this Form 8-K. The SRP was filed as an exhibit to the quarterly report on Form 10-Q for the period ended March 31, 2016, filed on May 11, 2016.

Amendment to Distribution Reinvestment Plan

Also on June 29, 2016, in consideration of the strategic review process and the Proposed Transaction, and in order to provide the Company additional flexibility with respect to the timing of future issuances under its distribution reinvestment plan (“DRIP”) the board of directors of the Company determined to amend its DRIP (the “DRIP Amendment”), to provide that any amendment, suspension or termination of the DRIP will become effective immediately upon (i) the Company’s public announcement of such amendment, suspension or termination and (ii) the Company’s mailing of a notice regarding the amendment, suspension or termination to each DRIP participant. The DRIP Amendment does not modify the DRIP provision prohibiting amendments, prior to the listing of the Company’s common stock on a national securities exchange, to a DRIP participant’s right to terminate or modify his participation in the DRIP. In accordance with the DRIP, the DRIP Amendment becomes effective 10 days after the Company mails notice of the DRIP Amendment to DRIP participants.

The foregoing summary of the DRIP Amendment is qualified by the text of the DRIP Amendment, which is filed as Exhibit 99.2 to this Form 8-K.

Annual Stockholders Meeting

The Company’s 2016 annual meeting of stockholders was initially called to order on June 30, 2016 and is currently adjourned to July 15, 2016 at 1:00 p.m. (local time) to be held at 405 Park Avenue, New York, New York, in order to provide additional time to gather votes for the necessary quorum.

Forward Looking Statements

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. The Company may not actually execute on the Proposed Transaction, or achieve the plans, intentions, or expectations disclosed in these forward looking statements, and you should not place undue reliance on these forward-looking statements. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Amendment to Amended and Restated Share Repurchase Program
99.2	Amendment to Distribution Reinvestment Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2016	American Realty Capital HEALTHCARE TRUST III, Inc.

	By:	/s/ Katie P. Kurtz
Katie P. Kurtz
Chief Financial Officer, Treasurer and Secretary